Exhibit 10.30

GAMESTOP CORP.

SPLIT DOLLAR AGREEMENT

This Agreement is entered into by and between GameStop Corp., a Delaware corporation (the “Corporation”) and Michael Buskey (“Insured Participant”).

WHEREAS, the Corporation has adopted the GameStop Corp. Executive Life Insurance Plan (the “Plan”) for the benefit of certain key executives of the Corporation and its subsidiaries and Insured Participant has been selected for participation in the Plan; and

WHEREAS, pursuant to the terms of the Plan, the Corporation has purchased a life insurance policy on the life of Insured Participant from Nationwide Life Insurance Company (Social Security Number XXX-XX-XXXX) with a Death Benefit payable to the Insured Participant’s designated beneficiaries in the amount of $720,720.

NOW, THEREFORE, the respective rights and duties of the Corporation and Insured Participant shall be as follows:

I.    PLAN INCORPORATED BY REFERENCE

Notwithstanding any provision in this Agreement to the contrary, the terms and conditions of the Plan are incorporated into this Agreement by reference. Capitalized terms used throughout this Agreement shall have the same meaning as set forth in the Plan unless otherwise defined herein. In the event any provision of this Agreement conflicts with the terms of the Plan, the Plan document will control.

II.    POLICY TITLE AND OWNERSHIP

Title and ownership of the Policy shall reside exclusively in the Corporation for its use all in accordance with this Agreement. The Corporation may, to the extent of its interest, exercise the right to borrow or withdraw upon the policy cash values. Insured Participant shall have no title or ownership rights in the Policy. For avoidance of doubt, Insured Participant shall not have the right to access the cash surrender value under the Policy at any time.

III.	BENEFICIARY DESIGNATION RIGHTS

Insured Participant (or his/her assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his/her share of the proceeds payable on Insured Participant’s death, but subject to any right or interest the Corporation may have in such proceeds as provided in the Plan. If at the time of Insured Participant's death no valid beneficiary designation form is on file for Insured Participant, then Insured Participant’s beneficiary will be his/her surviving spouse if married (or the representative of his/her estate if not married).

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IV.    PREMIUM PAYMENT METHOD

The Corporation shall pay the entire premium on the Policy. The amount of the current life insurance protection on the life of Insured Participant for each taxable year (or portion thereof) shall be included in Insured Participant’s taxable income for such taxable year.

V.    VESTING

Insured Participant shall become “vested” in his/her rights under the Plan and become a
“Vested Insured Participant” upon the first to occur of the following events:

1.	Insured Participant’s tenth (10th) anniversary of continuous participation in the Plan.

2.	Insured Participant’s retirement from the Corporation and its subsidiaries on or after attaining of his/her Normal Retirement Age.

3.	Insured Participant’s death.

If Insured Participant terminates employment with the Corporation and its subsidiaries before becoming a Vested Insured Participant, then Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

VI.    ROLLOUT OF POLICY PRIOR TO DEATH

B.
If Insured Participant is a “Vested Insured Participant” and terminates employment with the Corporation and its subsidiaries (other than due to death) before attaining his/her Normal Retirement Age, then he/she (or his/her assignee) shall have a 60 day option to receive from the Corporation an absolute assignment of the Policy.

If Insured Participant exercises such option within the prescribed 60 day period, the Corporation first shall withdraw from the Policy an amount equal to the greater of (i) the cash value of the Policy on the life Insured Participant at the time of assignment or (ii) the amount of the premiums which have been paid by the Corporation, and then shall assign all remaining rights under the Policy to Insured Participant.

If Insured Participant (or his/her assignee) fails to exercise such option within the prescribed 60 day period, the Policy will be surrendered to the Insurer and the Corporation shall retain all proceeds. The Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

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C.    If Insured Participant is a “Vested Insured Participant” and terminates employment with the Corporation and its subsidiaries (other than due to death) after attaining Normal Retirement Age, the Corporation shall continue to pay premiums on the Policy through the tenth (10th) anniversary of Insured Participant's commencement of participation in the Plan.

Upon the tenth (10th) anniversary of Insured Participant’s commencement of participation under the Plan, Insured Participant (or his/her assignee) shall have a 60-day option to receive from the Corporation an absolute assignment of the Policy.

If Insured Participant exercises such option within the prescribed 60 day period, the Corporation first shall withdraw from the Policy an amount equal to the greater of (i) the cash value of the Policy on the life the Vested Insured Participant at the time of assignment or (ii) the amount of the premiums which have been paid by the Corporation, and then shall assign all remaining rights under the Policy to Insured Participant.

If Insured Participant (or his/her assignee) fails to exercise such option within the prescribed 60 day period, the Policy will be surrendered to the Insurer and the Corporation shall retain all proceeds. The Insured Participant’s participation in the Plan shall immediately terminate and he/she shall have no further rights or benefits under the Plan.

VI.    DIVISION OF DEATH PROCEEDS OF POLICY

Upon the death of Insured Participant prior to the rollout of the Policy as set forth under Article V above, Insured Participant’s (or his/her assignee’s) beneficiary(s) shall be entitled to the Death Benefit as specified above. The Corporation shall be entitled to all remaining amounts payable under the Policy.

VII.    INSURED PARTICIPANT OR ASSIGNEE'S ASSIGNMENT RIGHTS

Insured Participant (or his/her assignee) may, at any time, assign to any individual, trust or other organization all right, title and interest in the Policy and all rights, options, privileges and duties created under this Plan.

VIII.    INSURANCE COMPANY NOT A PARTY TO AGREEMENT

The Insurer issuing the Policy is not a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of the Plan and this Agreement. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurer for any and all liability.

X.    ADVISORY

The Corporation makes no representation or undertaking regarding the tax impact of participation in the Plan and is under no obligation to structure the plan or any benefit

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provided under it to reduce or eliminate an Insured Participant’s tax liability. Further, while the Plan has been structured to avoid the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation makes no representation that the Plan will, in fact, be exempt from or comply with Code Section 409A and undertakes no obligation to prevent Code Section 409A from applying to the Plan or payments or benefits made under it or to mitigate the effects of such provision on any payments or benefits provided under the Plan. Insured Participants are encouraged to consult a tax adviser regarding the potential tax impact of participation in the Plan.

XI.    CONTROLLING STATE LAW

This Agreement shall be subject to and construed under the laws of the State of Texas.

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IN WITNESS WHEREOF, this Agreement has been executed as of the dates set forth below.

GAMESTOP CORP.

/s/ Carol J. Boss

By: C.J. Boss

Title: Vice President, HR Operations

Date: 10/15/12

INSURED PARTICIPANT

/s/ Michael T. Buskey

Date: 10/17/12

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